UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12

Virtus Variable Insurance Trust
Registration Nos. 811-04642 and 33-05033 (Name of Registrant as Specified in Its Charter/Declaration of Trust)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

VIRTUS VARIABLE INSURANCE TRUST
100 Pearl Street

Hartford, CT 06103

Important Notice

You recently received a proxy statement and voting instruction form for a Special Meeting of Shareholders of Virtus Variable Insurance Trust to be held on February 20, 2015. This notice is to inform you that Lincoln Life & Annuity Company of New York and The Lincoln National Life Insurance Company (collectively “Lincoln”) were inadvertently omitted from the list of insurance companies offering variable annuity contracts and/or variable life insurance policies whose owners are being asked to submit voting instructions for the upcoming meeting.

If you bought a variable annuity contract or variable life insurance policy from Lincoln, we ask that you submit voting instructions for the upcoming meeting.

The following paragraph corrects the first paragraph of the letter to shareholders accompanying the proxy statement:

You are an owner of a variable annuity contract or variable life insurance policy (each one a "Contract" and together "Contracts") issued by a separate account (each one a "Separate Account" and together "Separate Accounts") of Phoenix Life Insurance Company, PHL Variable Insurance Company, Phoenix Life and Annuity Company, Jefferson National Life Insurance Company, Jefferson National Life Insurance Company of New York, Security Benefit Life Insurance Company, First Security Benefit Life Insurance Company, Symetra Life Insurance Company, The Guardian Insurance & Annuity Company, Inc., Lincoln Life & Annuity Company of New York, or The Lincoln National Life Insurance Company (each an "Insurance Company" and, collectively, the "Insurance Companies"). Shares of one or more series of Virtus Variable Insurance Trust (the "Trust") have been purchased at your direction by an Insurance Company through one or more of the Separate Accounts to support contract values or fund benefits payable under your Contract. The Insurance Company (through its Separate Accounts through which your Contract was issued) is the record owner of shares of the series held in connection with your Contract.

The following paragraph corrects the first paragraph of the Notice of Special Meeting of Shareholders:

To owners of variable annuity contracts or variable life insurance policies (each one a "Contract" and together, "Contracts") issued by Phoenix Life Insurance Company, PHL Variable Insurance Company, Phoenix Life and Annuity Company, Jefferson National Life Insurance Company, Jefferson National Life Insurance Company of New York, Security Benefit Life Insurance Company, First Security Benefit Life Insurance Company, Symetra Life Insurance Company, The Guardian Insurance & Annuity Company, Lincoln Life & Annuity Company of New York or The Lincoln National Life Insurance Company, Inc. (each an "Insurance Company" and, collectively, the "Insurance Companies") entitled to give voting instructions in connection with a separate account of an Insurance Company.

The following paragraph corrects the first paragraph of the Proxy Statement:

This Proxy Statement (the "Proxy Statement") is being furnished on behalf of the Board of Trustees (the "Board" or "Trustees") of Virtus Variable Insurance Trust (the "Trust") by Phoenix Life Insurance Company, PHL Variable Insurance Company, Phoenix Life and Annuity Company, Jefferson National Life Insurance Company, Jefferson National Life Insurance Company of New York, , Security Benefit Life Insurance Company, First Security Benefit Life Insurance Company, Symetra Life Insurance Company or The Guardian Insurance & Annuity Company, Inc., Lincoln Life & Annuity Company of New York or The Lincoln National Life Insurance Company (each an "Insurance Company" and, collectively, the "Insurance Companies") to owners (each one a "Contract Owner" and together, "Contract Owners") of certain variable annuity contracts and variable life insurance policies (each one a "Contract" and together "Contracts") issued by the Insurance Companies and having contract values on the record date allocated to separate accounts (each one a "Separate Account" and together the "Separate Accounts") of the Insurance Companies invested in shares of Virtus Capital Growth Series, Virtus Growth & Income Series, Virtus International Series, Virtus Multi-Sector Fixed Income Series, Virtus Premium AlphaSector® Series, Virtus Real Estate Securities Series, Virtus Small-Cap Growth Series, Virtus Small-Cap Value Series and Virtus Strategic Allocation Series (individually and collectively, the "Series"), each an investment portfolio of the Trust.

We sincerely apologize for our mistake and any confusion it may have caused.